CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent on the use of audit report of Zhengjiang Jingbo Ecological Technology Co. dated January 9, 2023 for the years ended May 31, 2022 and May 31, 2021 on Form 8-K (No. 333-206804) of Savmobi Technology, Inc.

/s/ Pan-China Singapore PAC

Singapore
January 10, 2023